Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Consulting Agreement”) is entered into as of January 12, 2007 by and between ARTISTdirect, Inc., a Delaware corporation (the “Company”), WNT Consulting Group, a California limited liability company (“Consulting Company”), and Eric Pulier, an individual (“Consultant”).

RECITALS

A.                                    Consultant is a member of the Company’s Board of Directors (“Board”).

B.                                    Consultant currently provides consulting services to the Company outside the scope of ordinary Board services.

C.                                    Consulting Company is wholly-owned by Consultant.

D.                                    In order to provide for the continued availability of Consultant’s services to the Company, the Company, Consulting Company and Consultant have agreed to enter into this Consulting Agreement.

E.                                      The Company’s management considers it in the best interests of the Company to foster the continued availability of Consultant, and Consultant agrees to provide services to the Company and its subsidiaries, in accordance with the terms hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

1.                                      Consulting Services; Duties.  During the Term (as defined in Section 4 below), Consultant shall make himself reasonably available to provide non-exclusive consulting and advisory services to the Company, and its subsidiaries, outside of the ordinary course of what is provided by other members of the Company’s Board.  If the Company elects to engage Consultant to provide services under this Consulting Agreement, the Company shall provide Consultant with reasonable advance written notice, which shall contain a brief description of the scope of services to be provided (each, a “Consulting Request”).  Each Consulting Request shall be approved and signed by each of the Company, Consulting Company and Consultant before any work shall commence pursuant to a Consulting Request.  Consultant will comply with the Company’s rules and policies relating to workplace conduct and security while at the Company’s premises.  Consultant shall not remove any property of the Company or any third party from the Company’s premises without the prior written consent of an executive officer of the Company.  Notwithstanding execution of this Consulting Agreement, the parties acknowledge and agree that the Company shall be under no binding obligation to engage Consulting Company or Consultant for consulting or advisory services.

2.                                      Hourly Fee.  During the Term, Consultant’s hourly fee shall be paid by the Company to Consulting Company at the rate of $500 per hour.  Accrued fees shall be paid by the Company on a monthly basis by no later fifteen (15) calendar days following receipt of a reasonably detailed invoice from Consulting Company describing Consultant’s services for such period.

3.                                      Reimbursement; Benefits.  The Company agrees to reimburse Consultant for reasonable and necessary out-of-pocket expenses incurred during the Term related to performance of Consultant’s duties under this Consulting Agreement, to the extent such expenses are approved by an executive officer of the Company in advance.  Reimbursement is subject to Consultant providing the Company with copies of satisfactory documentation in sufficient detail to allow the Company to confirm the business nature of the expenses and to claim applicable deductions.  Except as required by applicable law, the Company shall have no obligation to provide any benefits to Consultant during the Term.

4.                                      Term.  The term (the “Term”) of this Consulting Agreement shall commence as January 12, 2007 (the “Effective Date”) and shall continue in effect until any party provides ten (10) days prior written notice to the other parties of its intention to terminate this Consulting Agreement.  Nothwithstanding the foregoing, this Consulting Agreement shall automatically terminate upon the event of Consultant’s death or disability.

5.                                      Rights to Works.  In return for the consideration described herein, Consulting Company and Consultant agree as follows:

(a)                                  All inventions, trade secrets, ideas, recordings, original works of authorship or other work product of any kind that Consultant conceives, develops, discovers or makes in whole or in part in the course or scope of his services (hereinafter referred to as “Work Product”) shall belong solely and exclusively to the Company.  The Company shall have the perpetual and exclusive right to use, exhibit, distribute, or license throughout the universe, any Work Product or part thereof in which Consultant’s services with the Company are utilized in all forms of audio, visual, textual, digital, electronic or other distribution that are now known or may hereafter exist, and otherwise exploit such Work Product in such media, forums and for such uses throughout the universe as it deems appropriate.  All revenues derived by the Company from the use, exhibition, distribution, licensing, or other exploitation of such Work Product shall be the sole and exclusive property of the Company.

(b)                                 To the extent that Work Product is considered: (i) a contribution to collective works and/or (ii) a part or component of audiovisual works, the parties hereby expressly agree that  Work Product shall be considered “works made for hire” under the United States Copyright Act of 1976, as amended (17 U.S.C.  Section 101 et seq.).  In accordance therewith, the sole right of copyright in and to the Work Product shall belong exclusively to the Company in perpetuity.  To the extent that the Work Product is deemed a work other than a contribution to a collective work and/or a part or component of an audiovisual work, Consultant hereby irrevocably assigns and transfers to the Company to the maximum extent permitted by law all right, title and interest in the Work Product, including but not limited to, all copyrights, patents, trade secret rights, and other proprietary rights in or relating to the Work Product.  At the Company’s reasonable written request and sole expense, Consultant shall execute, verify, acknowledge, deliver and file any and all formal assignments, recordations and any and all other documents that the Company may prepare to give effect to the provisions of this Consulting Agreement.  In furtherance of the foregoing, Consultant hereby and irrevocably constitutes and appoints the Company, with full power of substitution, to be Consultant’s true and lawful attorney, in his name, place, and stead, to execute, acknowledge, swear to, and file all instruments, conveyances, certificates, agreements, and other documents, and to take any action which may be necessary or appropriate to effect the provisions of this Section 5.  The powers of attorney granted herein shall be deemed to be coupled with an interest and shall be irrevocable.

(c)                                  It is understood that the rights granted to the Company in this Section 5 shall continue in effect after the termination or expiration of this Consulting Agreement and when Consultant is no longer a member of the Board.

(d)                                 All provisions of this Consulting Agreement relating to the assignment by Consultant of any invention or innovation are subject to the provisions of California Labor Code Sections 2870, 2871 and 2872.  In accordance with Section 2870 of the California Labor Code, the obligation to assign as provided in this Consulting Agreement does not apply to an invention or innovation that Consultant developed entirely on his own time without using the Company’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (i) relate to either (A) the business of the Company or any of its subsidiaries at the time of conception or reduction to practice of the invention, or (B) actual or demonstrably anticipated research or development of the Company or any of its subsidiaries; or (ii) result from any work performed by Consultant for the Company or any of its subsidiaries.

(e)                                  Consultant shall disclose all inventions and innovations to the Company, even if he does not believe that he is required under this Consulting Agreement, or pursuant to California Labor Code Section 2870, in order to assign his interest in such invention or innovation to the Company.

6.                                      Consultant’s Tax Obligations;  Insurance Coverage.  All fees, compensation, payments and other benefits payable or provided under this Consulting Agreement shall be construed to include local, state or federal sales, use, excise, personal property or other similar taxes or duties, and any such taxes shall be assumed and paid for by Consultant. Consultant shall be solely responsible for and shall make proper and timely payment of any withholding or other taxes, such as Consultant’s estimated state and federal income taxes, employment taxes and self-employment taxes.

7.                                      Securities Laws; Insider Trading Policies.

(a)                                  Consultant agrees to comply with all provisions of the Company’s insider trading policy and the securities laws of the United States, including, but not limited to Section 16 of the Securities Exchange Act of 1934, as amended.

(b)                                 Consultant agrees that he shall execute a mutually agreeable confidentiality agreement which shall prohibit, among other things, disclosure by Consultant of confidential information pertaining to the Company in violation of Regulation FD.

8.                                      Other.  This Consulting Agreement is the complete agreement and understanding between the parties with respect to its subject matter and supersedes any prior understandings, agreements or representations, written or oral, which may relate to the subject matter hereof in any way. The provisions of this Consulting Agreement may be amended or waived only in a writing signed by the Company, Consulting Company and Consultant.  This Consulting Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. This Consulting Agreement is intended to bind and inure to the benefit of and be enforceable by all the parties and their respective heirs, successors and assigns, except that Consultant may not assign his rights or delegate his obligations hereunder.  This Consulting Agreement is made and entered into, and shall be interpreted and construed in accordance with the laws of, the State of California.  Each of the parties represents that it/he has the full right, power and authority to enter into this Consulting Agreement, and when executed, will constitute a valid and binding obligation on it/him.

9.                                      Notices.  Any notice or communication required or permitted by this Consulting Agreement shall be deemed sufficiently given if in writing and, if delivered personally, when it is delivered or, if delivered in another manner, the earlier of when it is actually received by the party to whom it is directed or when the period set forth below expires (whether or not it is actually received):  (i) if deposited with the U.S.  Postal Service, postage prepaid, and addressed to the party to receive it as set forth below, forty-eight (48) hours after such deposit as registered or certified mail; or (ii) if accepted by Federal Express or a similar delivery service in general usage for delivery to the address of the party to receive it as set forth next below, twenty-four (24) hours after the delivery time promised by the delivery service.

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date first written above.

COMPANY:

ARTISTDIRECT, INC.

/s/ Robert N. Weingarten
By: Robert N. Weingarten
Its: Chief Financial Officer
Address: 1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California 90404-4082

CONSULTING COMPANY:

WNT Consulting Group, LLC

/s/ Eric Pulier
By: Eric Pulier
Its: Director
Address: 12366 Ridge Circle
Los Angeles, CA 90049

CONSULTANT:

/s/ Eric Pulier
Eric Pulier
Address: 12366 Ridge Circle
Los Angeles, CA 90049